UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 10, 2005

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At the Company’s annual meeting of the shareholders on May 10, 2005, the shareholders of the Company approved the Executive Management Incentive Compensation Award Plan (the “Executive MICAP”), as adopted by the Company’s Board of Directors on January 25, 2005. The Executive MICAP amends and restates the Executive Management Incentive Cash Award Plan approved by the shareholders at the 2004 annual meeting of the shareholders. The Executive MICAP was submitted to the shareholders for approval in order for awards granted under the Executive MICAP to qualify for tax deductibility pursuant to Section 162(m) of the Internal Revenue Code. A copy of the Executive MICAP is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement

Please see Item 1.01.

Item 9.01. Financial Statements and Exhibits

10.1	Executive Management Incentive Compensation Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: May 11, 2005	By:	/s/ Byron H. Pollitt, Jr.
Byron H. Pollitt, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Management Incentive Compensation Award Plan